UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2019

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	35-1811116 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The NASDAQ Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

Calumet Shreveport Refining, LLC (“Calumet Shreveport”), a wholly-owned subsidiary of Calumet Specialty Products Partners, L.P, is a party to the Supply and Offtake Agreement, dated as of June 19, 2017 (as amended, the “Supply Agreement”), with Macquarie Energy North America Trading Inc. (“Macquarie”). On May 9, 2019, Calumet Shreveport entered into a Third Amendment to the Supply Agreement with Macquarie (the “Third Amendment”) to, among other things, extend the Expiration Date (as defined in the Supply Agreement) from June 30, 2020 to June 30, 2023.

The foregoing description of the Third Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Third Amendment, copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-k and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 10.1
Third Amendment to Supply and Offtake Agreement, dated May 9, 2019 between Macquarie Energy North America Trading Inc. and Calumet Shreveport Refining, LLC (formerly known as Calumet Shreveport Lubricants and Waxes, LLC and successor by merger to Calumet Shreveport Fuels, LLC).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

May 10, 2019	By:	/s/ D. West Griffin
Name: D. West Griffin
Title: Executive Vice President and Chief Financial Officer